Exhibit 10.1

SECOND TEMPORARY AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SECOND TEMPORARY AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of November 1, 2018 and effective as of October 31, 2018, is entered into by MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company (“Lender”), and RADISYS CORPORATION, an Oregon corporation (“Borrower”), with reference to the following facts:
RECITALS
A.    Lender and Borrower are parties to the Loan and Security Agreement, dated as of January 3, 2018 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”), pursuant to which Lender has provided certain credit facilities to Borrower.
B.    Borrower has entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Borrower and either Reliance Industries Limited or more subsidiaries of Reliance Industries Limited, pursuant to which it is anticipated that Borrower will merge with and into a subsidiary of Reliance Industries Limited. The closing of the transaction contemplated by the Merger Agreement is anticipated to occur on or before December 31, 2018, subject to the approval of the Committee for Foreign Investment in the United States (“CFIUS”) and such other conditions as specified in the Merger Agreement.
C.    Borrower has requested that, during the time period from the Second Temporary Amendment Effective Date (as defined herein) through the Second Temporary Amendment Termination Date (as defined herein), Lender will make temporary modifications to the Loan Agreement as set forth herein to relax certain covenants while the sale process is pending.
D.     Lender is willing to provide such accommodations to the Borrower on the terms and conditions set forth below.
NOW, THEREFORE, the parties hereby agree as follows:

1.
Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Loan Agreement.

2.
Second Temporary Amendments to Loan Agreement. Notwithstanding any provisions of the Loan Agreement to the contrary, effective from the Temporary Amendment Effective Date through the Second Temporary Amendment Termination Date, the Loan Agreement is hereby amended as follows (it being understood, for the avoidance of doubt, that upon the Second Temporary Amendment Termination Date, all amendments contained in this Section 2 shall from and after the Second Temporary Amendment Termination Date no longer be of any force or effect):

(a)	Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:
“Second Temporary Amendment” means the Second Temporary Amendment to Loan Agreement, dated as of November 1, 2018, and effective as of October 31, 2018, between Lender and Borrower.

“Second Temporary Amendment Effective Date” means the first date when each of the conditions under Section 4 of the Second Temporary Amendment have been met.
“Second Temporary Amendment Termination Date” means the earliest to occur of: (a) the occurrence of an Event of Default under the Loan Agreement; (b) the termination of the Merger Agreement, including by reason of a material breach of the Merger Agreement by the parties thereto or as a result of the denial of the application for approval of the Merger Agreement by CFIUS; (c) the payment of any principal to HCP-FVG, LLC, or any other term lender, in each case, in respect of the HCP Term Loan Agreement; or (d) December 31, 2018.

(b)
From the Temporary Amendment Effective Date through the Second Temporary Amendment Termination Date, the definition of “Blocked Account Minimum Balance” in Section 1.1 of the Loan Agreement shall be temporarily amended to read as follows:

“Blocked Account Minimum Balance” means $4,000,000.

(c)
From the Temporary Amendment Effective Date through the Second Temporary Amendment Termination Date, Section 9.1(a) of the Loan Agreement is hereby temporarily amended by adding a new sentence at the end of such provision to read as follows:

Notwithstanding the foregoing, from the Temporary Amendment Effective Date through the Second Temporary Amendment Termination Date, the Borrower shall have no obligation to maintain the Fixed Charge Coverage Ratio set forth in this Section 9.1(a) as of any month-end occurring during such period.

(d)	From the Temporary Amendment Effective Date through the Second Temporary Amendment Termination Date, Section 9.1(c) of the Loan Agreement is hereby temporarily amended to read as follows:
(c) Maximum Cash Loss After Debt Service. Borrower’s 2018 cumulative fiscal year to date Cash Loss After Debt Service shall not exceed (i) $6,820,000 for the cumulative year to date period ended October 31, 2018, (ii) $6,850,000 for the cumulative year to date period ended November 30, 2018, or (iii) $6,850,000 for the cumulative year to date period ended December 31, 2018.

3.	Representations and Warranties. Borrower represents and warrants to Lender that:

(a)
Borrower acknowledges that, in accordance with, and pursuant to, Section 3.2(c) of the Loan Agreement, Borrower is Obligated to pay an early termination fee in an amount equal to $400,000 if the Obligations are repaid on or before January 3, 2019.

(b)
There exists no Default or Event of Default, or any other condition or occurrence of events that now constitute or with the passage of time or the giving of notice or both, would constitute a Default or Event of Default, under the Loan Agreement or any other Loan Document.

(c)	Each person executing and delivering this Amendment (other than Lender), has been duly authorized by all necessary corporate action.

(d)
All representations and warranties contained in the Loan Documents, except for those that speak as of a particular date, are and remain true and correct in all material respects as of the date of this Amendment.

4.
Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions (the date on which all of the following conditions are satisfied is referred to herein as the “Second Temporary Amendment Effective Date”):

(a)	This Amendment. Lender shall have received this Amendment duly executed by an authorized officer of Borrower;

(b)	Prior Accommodation Fee. Lender shall have received the $20,000 accommodation fee that was earned under Section 4 of the Temporary Amendment to Loan and Security Agreement, dated as of June 29, 2018;

(c)	Consent and Reaffirmation. Lender shall have received the duly executed Consent and Reaffirmation attached to this Amendment;

(d)
Payment Deferral Agreement. Lender shall have received the First Amendment to the HCP Term Loan Agreement, which shall provide for, among other things, the deferral of all principal payments through the Second Temporary Amendment Termination Date NTD: The First Amendment addresses the condition. ; and

(e)	Officer's Certificate. Lender shall have received the Officer's Certificate attached to this Amendment executed by a duly authorized officer of Borrower.

5.
Integration. This Amendment, the Loan Documents and the documents referred to herein constitute the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

6.
Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.

7.
Governing Law. This Amendment, the interpretation and construction of this Amendment and any provision of this Amendment and of any issue relating to the transactions contemplated by this Amendment shall be governed by the laws of the State of California, not including conflicts of law rules.

8.
Further Assurances. Borrower agrees to execute and deliver such other agreements, documents and instruments and take such other actions as Lender may reasonably request in connection with the transactions contemplated by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, Borrower and Lender have executed this Amendment by their respective duly authorized officers as of the date first above written.

MARQUETTE BUSINESS CREDIT, LLC, a Delaware limited liability company By: /s/ Xavier Gannon Name: Xavier Gannon Title: Senior Vice President
RADISYS CORPORATION, an Oregon corporation By: /s/ Jon Wilson Name: Jon Wilson Title: Chief Financial Officer

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CONSENT AND REAFFIRMATION
The undersigned hereby acknowledges and agrees to the terms and conditions of the foregoing Second Temporary Amendment to Loan and Security Agreement, acknowledges and reaffirms its obligations owing to Lender under the Loan Documents to which it is a party, and agrees that such Loan Documents are and shall remain in full force and effect. Although the undersigned has been informed of the matters set forth herein and has acknowledged and agreed to the same, the undersigned understands that Lender has no obligation to inform it of such matters in the future or to seek its acknowledgement or agreement, and nothing herein shall create such a duty.
Dated: November 1, 2018
Effective: October 31, 2018

RADISYS INTERNATIONAL LLC By: /s/ Jon Wilson Name: Jon Wilson Title: Director and Chief Financial Officer

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OFFICER'S CERTIFICATE

The undersigned, a duly authorized officer of RADISYS CORPORATION, an Oregon corporation ("Borrower"), certifies to Marquette Business Credit, LLC, a Delaware limited liability company ("Lender"), as follows:
1.    Borrower has requested that Lender enter into the Second Temporary Amendment to Loan and Security Agreement of even date herewith (the “Amendment”) with respect to the Loan and Security Agreement, dated as of January 3, 2018 (as has been or may be amended, supplemented, replaced, restated or otherwise modified, the "Loan Agreement"), by and between Borrower and Lender.
2.    The following is a true copy of resolutions duly adopted by the board of directors of Borrower at a special meeting held as of October 31, 2018, at which a quorum was present and which voted thereon:
"RESOLVED that the terms of the Second Temporary Amendment to Loan and Security Agreement between this corporation and Marquette Business Credit, LLC ('Lender') are hereby approved and ratified.
FURTHER RESOLVED, that any one officer of this corporation is hereby authorized and directed, on behalf of this corporation, to make, execute, and deliver to Lender any and all documents and to do any and all acts necessary or desirable to effectuate the foregoing resolution."
3.    These resolutions are in conformity with the articles of incorporation and bylaws of Borrower, have never been modified or repealed, and are now in full force and effect.
4.    No further approvals or authorizations are necessary for Borrower to execute, deliver and perform under the Amendment.
5.    As of the date set forth below, (a) all of the representations and warranties in the Loan Agreement are true and correct, and (b) no "Default" or "Event of Default" (as each such term is defined in the Loan Agreement) has occurred.
Dated: November 1, 2018
Effective: As of October 31, 2018
/s/ Jonathan Wilson
Name:     Jonathan Wilson
Title:     Chief Financial Officer

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